UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Broadway Financial Corporation (the “Company”), the holding company of Broadway Federal Bank, f.s.b. (“Bank”), announced in a press release dated April 19, 2013 that Ms. Brenda Battey has been approved by the Federal Reserve Bank of San Francisco as Chief Financial Officer (“CFO”) of the Company. Ms. Battey will not have a fixed term of office and will serve at the pleasure of the board of directors. Ms. Battey has over 25 years experience in the banking industry. Prior to joining the Company, Ms. Battey served as Senior Vice President/Senior Controller of Bank of Manhattan from 2011 to 2012, Senior Vice President/Controller of Community Bank in 2010 and Senior Vice President/Controller of First Federal Bank of California from 1997 to 2009.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated April 19, 2013, announcing the appointment of Ms. Brenda Battey as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION
(Registrant)

Date: April 19, 2013	By	/s/ Wayne-Kent A. Bradshaw
Wayne-Kent A. Bradshaw
Chief Executive Officer